Execution Version 1 of 5 Amendment to Letter Agreement of November 11, 2020 in relation to Genmab’s proprietary [***] This Amendment Agreement to the Letter Agreement of November 11, 2020 (the Letter Agreement Amendment) is entered into as of 15 December 2021 by and between BioNTech SE, a German corporation having its principal office at An der Goldgrube 12, 55131 Mainz, Germany (Biontech) and Genmab A/S, CVR no. 21023884, a Danish corporation having its principal office at Bredgade 34E, P.O. Box 9068, DK-1260 Copenhagen K, Denmark, (Genmab). (Biontech and Genmab each a Party and together the Parties) PREAMBLE WHEREAS, as of 11 November 2020, the Parties have concluded a letter agreement (the Letter Agreement, as amended from time to time) relating to the potential expansion of the License and Collaboration Agreement concluded by the Parties as of 19 May 2015 (the Collaboration Agreement), WHEREAS the Letter Agreement has been extended by the Parties several times and will currently expire on 15 December 2021. WHEREAS, under the Letter Agreement, the Parties are negotiating an amendment to the Collaboration Agreement to expand the terms of the Collaboration Agreement to include Genmab’s proprietary [***]. The current status of such negotiation is reflected in (i) the draft Amendment version sent by Genmab to Biontech on [***] attached to this Letter Agreement Amendment as Appendix 1 and (ii) the issues list produced by Biontech in response to such version attached to this Letter Agreement Amendment as Appendix 2. WHEREAS, the Parties have decided to no longer pursue their collaboration in relation to the [***] product under an amendment to the Collaboration Agreement, but to establish a separate agreement for such purpose (the [***] Agreement). WHEREAS, the Parties intend to negotiate and execute such [***] Agreement as quickly as possible, but in any event no later than [***]. WHEREAS, until the [***] Agreement has been executed, the Parties wish to continue their development of the [***] product pursuant to the terms of the Letter Agreement, as amended by this Letter Agreement Amendment. NOW, THEREFORE, the Parties hereby agree as follows: THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED Exhibit 4.66

2 of 5 1. NEGOTIATION OF [***] AGREEMENT 1.1 1.2 The Parties agree to negotiate in good faith the [***] Agreement to govern their collaboration in relation to the development of Genmab’s proprietary [***] antibody with the goal to execute such agreement as early as possible, but in any event no later than [***]. The [***] Agreement shall be based on: (i) [***] and (ii) [***], and (iii) [***]. 1.3 Biontech will prepare a draft amended and restated Collaboration Agreement and on that basis subsequently a first draft of the [***] Agreement and provide such drafts to Genmab for review as soon as reasonably possible. 2. AMENDMENTS TO LETTER AGREEMENT 2.1 2.2 The Parties agree to extend the “Expiry Date” under Letter Agreement until [***]. In the event that, prior to the Expiry Date or to the execution of the [***] Agreement, (i) the Joint Steering Committee mutually decides to discontinue the Development of the [***] product and/or (ii) a Regulatory Authority suspends the Clinical Study referred to by the Parties as [***] for the [***] product due to product safety or quality issues and such Clinical Study is not allowed to resume prior to the Expiry Date or execution of the [***] Agreement, the following shall apply, unless otherwise agreed in writing: (a) The Parties shall share all costs for the Development of the [***] product as per the then current Development Plan and Budget to the extent such costs have been incurred or committed to by the Parties during the Negotiation Period, and in accordance with the principles set out in Section 7.3 to 7.11 of the Collaboration Agreement. Following an event described in this Section 2.2, romanette (i) and (ii) above, Genmab and Biontech will each invoice the other party for the costs to be shared in accordance with the principles set out in Section 7.6 of the Collaboration Agreement.

3 of 5 (b) The Parties shall work together to ensure that any ongoing activities related to the [***] product are properly wound down, and shall share costs related to such winding down, if any; and (c) Neither Party shall have the right to continue Development, Manufacturing or Commercialization of the [***] product without prior written agreement between the Parties. 3. OTHER 3.1 Capitalized terms used in this Letter Agreement Amendment that are not defined in it shall have the meanings given to them in the Letter Agreement, or, to the extent such capitalized terms are not defined in the Letter Agreement, the meanings given to them in the Agreement. 3.2 Save as set forth in this Letter Agreement Amendment, all other terms and conditions of the Letter Agreement shall remain in full force and effect. 3.3 The Parties agree that this Letter Agreement Amendment may be signed using DocuSign® electronic signature. Such electronic signature is the legally binding equivalent to a Party’s handwritten signature and it has the same validity, enforceability and meaning as a handwritten signature and the Parties hereby waive any objection to the contrary. For Genmab A/S: Anthony Mancini Executive Vice President & Chief Operating Officer For Biontech SE: Dr. Sierk Pötting Managing Director Appendices: Appendix 1 - Appendix 2 – Draft Version of Amendment No 7 to the Collaboration Agreement as provided by Genmab on [***] (with redlines by Genmab) Open Issues List as provided by Biontech on [***] ( DocuSigned by: I ~,,,,~ l(J Signer Name: Anthony Mancini L Signing Reason: I approve this document Signing Time: 21-Dec-2021 14:08:47 PM CET FABF189664EE4D6FBC46253B5EAE43B9 ( DocuSigned by: I 5:/? l(J Signer Name: Sierk Poetting L Signing Reason: I approve this document Signing Time: 22-Dec-2021 I 9:46:33 AM PST E78E248002F342FE8B B3F933080F88A5 [***] [***]